UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 28, 2005

BROWN JORDAN INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida

(State or Other Jurisdiction of Incorporation)

33-85476	63-1127982

(Commission File Number)	(IRS Employer Identification No.)

1801 North Andrews Avenue, Pompano Beach, Florida	33069

(Address of Principal Executive Offices)	(Zip Code)

(954) 960-1100

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. Other Events.

     a. The purpose of amending this Form 8-K is to correct the Commission file number.

     b. The Company has entered into agreements with the holders of its Senior Subordinated Notes and the holders of its Senior Secured Second Lien Notes, the last of which was delivered to the Company on March 28, 2005, such that the Company may discontinue its voluntary filings with the Securities and Exchange Commission under the Securities Exchange Act.

EXHIBIT NO.	DOCUMENT
4.1
Third Amendment, dated as of February 23, 2005 to Brown Jordan International, Inc. Indenture dated as of August 24, 1999, between Brown Jordan International, Inc. and American Stock Transfer & Trust Company, as trustee.

4.2
First Amendment, dated as of February 11, 2005, to Purchase and Security Agreement among Brown Jordan International, Inc., WLFI Holdings, Inc., the Guarantors, the Noteholders, and The Bank of New York, as Collateral Agent.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROWN JORDAN INTERNATIONAL, INC.
Date: March 28, 2005	By:	/s/ Vincent Tortorici
Vincent Tortorici
Chief Accounting Officer

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EXHIBIT INDEX

EXHIBIT NO.	DOCUMENT
4.1
Third Amendment, dated as of February 23, 2005 to Brown Jordan International, Inc. Indenture dated as of August 24, 1999, between Brown Jordan International, Inc. and American Stock Transfer & Trust Company, as trustee.

4.2
First Amendment, dated as of February 11, 2005, to Purchase and Security Agreement among Brown Jordan International, Inc., WLFI Holdings, Inc., the Guarantors, the Noteholders and The Bank of New York, as Collateral Agent.

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